AMENDMENT TO LOAN AGREEMENT

THIS AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of December 23, 2005, by and between: LACLEDE GAS COMPANY, a Missouri corporation (“Borrower”); and the Banks from time to time party to the Agreement (defined below), including U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as a Bank and as Administrative Agent under the Agreement (“Administrative Agent”); and has reference to the following facts and circumstances (the “Recitals”):

A. Borrower, Administrative Agent and certain Banks executed the Amended and Restated Loan Agreement dated as of September 10, 2004 (the “Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement as amended by this Amendment).

B. Borrower, Administrative Agent and Banks desire to amend the Agreement in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent and Banks hereby agree as follows:

1. Recitals. The Recitals are true and correct, and, together with the defined terms set forth herein, are incorporated by this reference.

2. Amendments to Agreement. The Agreement is amended as follows:

(a) Recital B. on page 1 of the Agreement is deleted and replaced with the following:

“B. Borrower, Banks and the Administrative Agent desire to amend and restate the Existing Loan Agreement to provide Borrower with a five (5) year revolving credit facility in the aggregate amount of up to $300,000,000, with the ability to increase the aggregate amount of such facility up to $350,000,000 upon, and subject to, the terms, provisions and conditions hereinafter set forth.”

(b) The definitions of “Applicable Commitment Fee Rate”, “Applicable LIBOR Margin”, and “Applicable Prime Margin” in Section 1.01 of the Agreement are deleted and replaced with the following:

“Applicable Commitment Fee Rate, Applicable LIBOR Margin, and Applicable Prime Margin shall mean the annual rate shown in the applicable column below based on the Applicable Rating Level:

	Applicable			Utilization
If the Applicable	Commitment	Applicable	Applicable Prime
Rating Level is, then	Fee Rate is	LIBOR Margin is	Margin is	Premium
≥ A/A2	0.080%	0.270%	0%	0.100%
≥ A-/A3	0.090%	0.310%	0%	0.100%
≥ BBB+/Baa1	0.100%	0.350%	0%	0.100%
≥ BBB/Baa2	0.125%	0.450%	0%	0.100%
≥ BBB-/Baa3	0.150%	0.600%	0%	0.100%
< BBB-/Baa3	0.200%	0.800%	0%	0.250%”

(c) The last sentence in the definition of “Applicable Rating Level” in Section 1.01 of the Agreement, is deleted and replaced with the following:

“The Applicable LIBOR Margin and the Applicable Prime Margin shall increase by an amount equal to the Utilization Premium (the “Utilization Premium”) set forth above during any period (and for only such period) in which Usage is more than Fifty Percent (50%).”

(d) The definition of “Revolving Credit Period” in Section 1.01 of the Agreement, is deleted and replaced with the following:

“Revolving Credit Period shall mean the period commencing on the date of this Agreement and ending December 31, 2010, or as extended pursuant to Section 2.01(e) with respect to the applicable Banks; provided, however, that the Revolving Credit Period shall end on the date the Revolving Credit Commitment is terminated pursuant to Section 6 or otherwise.”

(e) The following definitions of “Extension Request”, “Non-Consenting Bank”, and “Response Date” are added to Section 1.01 of the Agreement in the correct alphabetical order:

“Extension Request shall have the meaning ascribed thereto in Section 2.01(e).”

“Non-Consenting Bank shall have the meaning ascribed thereto in Section 2.01(e).”

“Response Date shall have the meaning ascribed thereto in Section 2.01(e).”

(f) Section 2.01(d)(iv) of the Agreement is deleted and replaced with the following:

“(iv) in no event shall the Revolving Credit Commitments be increased to an aggregate amount greater than $350,000,000.00;”

(g) The following is added to the Agreement as Section 2.01(e):

“(e) So long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the right from time to time upon prior written notice to Administrative Agent, to be provided to Administrative Agent no more than ninety (90) days before any anniversary date of this Agreement, to request a one (1) year extension of the Revolving Credit Period (each an “Extension Request”); provided, that, Borrower shall make no more than three (3) Extension Requests during the Revolving Credit Period. Each Extension Request shall specify the date (which must be at least thirty (30) days after the Extension Request is delivered to Administrative Agent) as of which the Banks must respond to such Extension Request (the “Response Date”). Promptly upon receipt of an Extension Request, Administrative Agent shall notify each Bank of the contents thereof, and each Bank shall, not later than the Response Date for any Extension Request, deliver a written response to the Administrative Agent approving or rejecting such Extension Request, and any Bank that fails to deliver such a response by the Response Date shall be deemed to have rejected such Extension Request. If the Required Banks approve an Extension Request (which approval shall be at the sole discretion of each Bank), then the Revolving Credit Period for each approving Lender shall be extended for one (1) additional year. If the Required Banks reject an Extension Request, then the last day of the Revolving Credit Period for all Banks shall remain unchanged. If a Bank does not approve an Extension Request (any such Bank, a “Non-Consenting Bank”), Borrower may elect to replace such Non-Consenting Bank as a Bank party to this Agreement, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, another bank or other financial institution reasonably satisfactory to Borrower and the Administrative Agent shall enter into an Assignment and Assumption Agreement substantially in the form of Exhibit D attached hereto in compliance with the requirements of Section 8.10(c). Any Non-Consenting Bank that is not replaced shall continue to have the same Revolving Credit Commitment that is in effect immediately prior to the effective date of the applicable extension of the Revolving Credit Period. Notwithstanding the foregoing, no extension of the Revolving Credit Period pursuant to this Section 2.01(e) shall become effective as to any Bank unless (i) no Default or Event of Default shall have occurred and be continuing as of the date of such extension; and (ii) the representations and warranties in Section 4 shall be true and correct in all material respects as of the date of such extension.”

(h) Schedule 1.01 and Schedule 2.02 of the Agreement are deleted and replaced with Schedule 1.01 and Schedule 2.02 attached hereto and incorporated by reference.

3. Additional Bank. Borrower, Administrative Agent, all current Banks, UFJ Bank, and each of them, hereby agree that by their execution of this Amendment, as of the effective date of this Amendment, UFJ Bank shall become a Bank under the Agreement and shall have all of the rights and obligations of a Bank under the Agreement.

4. Costs and Expenses. Borrower hereby agrees to reimburse Administrative Agent upon demand for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Administrative Agent in the preparation, negotiation and execution of this Amendment and any and all other agreements, documents, instruments and/or certificates relating to the amendment of Borrower’s existing credit facilities with Administrative Agent and Banks. Borrower further agrees to pay or reimburse Administrative Agent for (a) any stamp or other taxes (excluding income or gross receipts taxes) which may be payable with respect to the execution, delivery, filing and/or recording of any of the Transaction Documents, and (b) the cost of any filings and searches, including, without limitation, Uniform Commercial Code filings and searches. All of the obligations of Borrower under this paragraph shall survive the payment of Borrower’s Obligations and the termination of the Agreement.

5. References to this Agreement. All references in the Agreement to “this Agreement” and any other references of similar import shall henceforth mean the Agreement as amended by this Amendment.

6. Full Force and Effect. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

7. Benefit. This Amendment shall be binding upon and inure to the benefit of Borrower, Administrative Agent and Banks and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Agreement as amended by this Amendment.

8. Representations and Warranties. Borrower hereby represents and warrants to Administrative Agent and Banks that:

(a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other Person;

(b) the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Articles of Incorporation or Bylaws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property is bound or to which Borrower or any of its property is subject;

(c) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d) all of the representations and warranties made by Borrower in the Agreement and/or in any of the other Transaction Documents are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment; and

(e) as of the date of this Amendment, no Default or Event of Default under or within the meaning of the Agreement has occurred and is continuing.

9. Release. Borrower hereby unconditionally releases, acquits, waives, and forever discharges Administrative Agent and each Bank and their successors, assigns, directors, officers, agents, employees, representatives and attorneys from any and all liabilities, claims, causes of action or defenses, if any, and for any action taken or for any failure to take any action, existing at any time prior to the execution of this Amendment.

10. Inconsistency. In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

11. Missouri Law. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

12. Notice Required by Section 432.047 R.S. Mo. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

13. Conditions Precedent. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Administrative Agent shall have received the following, all in form and substance acceptable to Administrative Agent:

(a) this Amendment, duly executed by Borrower and Banks;

(b) new Notes, in the principal amounts described in Schedule 1.01 attached hereto, and payable to the order of Banks;

(c) a copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Amendment and the new Notes, certified by the Secretary of Borrower;

(d) an incumbency certificate, executed by the Secretary of Borrower, which shall identify by name and title and bear the signature(s) of the officer(s) of Borrower executing this Amendment and the new Notes;

(e) Certificate of Good Standing for Borrower, issued by the Secretary of State of Missouri, or other proof of current good standing acceptable to Administrative Agent;

(f) payment by Borrower of the applicable arrangement, upfront and other fees as described in the fee letter provided by Administrative Agent to Borrower in connection with this Amendment; and

(g) such other documents and information as reasonably requested by Administrative Agent and Banks.

IN WITNESS WHEREOF, Borrower, Administrative Agent and Banks have executed this Amendment as of the day and year first above written.

(SIGNATURES ON FOLLOWING PAGES)

SIGNATURE PAGE-BORROWER
AMENDMENT TO LOAN AGREEMENT

Borrower:

LACLEDE GAS COMPANY

By: /s/ Ronald L. Krutzman
Ronald L. Krutzman, Treasurer and Assistant
Secretary

SIGNATURE PAGE- ADMINISTRATIVE AGENT AND U.S. BANK
AMENDMENT TO LOAN AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By: /s/ John A. Holland
John A. Holland, Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By: /s/John A. Holland
John A. Holland, Senior Vice President

SIGNATURE PAGE – BANK HAPOALIM B.M.
AMENDMENT TO LOAN AGREEMENT

BANK HAPOALIM B.M.

By: /s/ Charles McLaughlin /s/ James P. Surless

Printed Name: Charles McLaughlin James P. Surless Title: Senior Vice President Vice President

SIGNATURE PAGE — SOUTHWEST BANK OF ST. LOUIS
AMENDMENT TO LOAN AGREEMENT

SOUTHWEST BANK OF ST. LOUIS

By: /s/David B. Warning
Printed Name: David B. Warning
Title: Senior Vice President

SIGNATURE PAGE — COMERICA BANK
AMENDMENT TO LOAN AGREEMENT

COMERICA BANK

By: /s/ Mark J. Leveille
Printed Name: Mark J. Leveille
Title: Assistant Vice President

SIGNATURE PAGE – THE BANK OF NEW YORK
AMENDMENT TO LOAN AGREEMENT

THE BANK OF NEW YORK

By: /s/ John V. Yancey, Jr.
Printed Name: John V. Yancey, Jr.
Title: Managing Director

SIGNATURE PAGE – NATIONAL CITY BANK OF THE MIDWEST
AMENDMENT TO LOAN AGREEMENT

NATIONAL CITY BANK OF THE MIDWEST

By: /s/ Eric Hartmann
Printed Name: Eric Hartmann
Title: Vice President

SIGNATURE PAGE – COMMERCE BANK, NATIONAL ASSOCIATION
AMENDMENT TO LOAN AGREEMENT

COMMERCE BANK, NATIONAL ASSOCIATION

By: /s/ Frank W. Sant
Printed Name: Frank W. Sant
Title: Assistant Vice President

SIGNATURE PAGE – FIFTH THIRD BANK
AMENDMENT TO LOAN AGREEMENT

FIFTH THIRD BANK

By: /s/ Robert M. Sander
Printed Name: Robert M. Sander
Title: Vice President

SIGNATURE PAGE – FIRST BANK
AMENDMENT TO LOAN AGREEMENT

FIRST BANK

By: /s/ Keith M. Schmelder
Printed Name: Keith M. Schmelder
Title: Senior Vice President

SIGNATURE PAGE – REGIONS BANK
AMENDMENT TO LOAN AGREEMENT

REGIONS BANK

By: /s/ Steven A. Linton
Printed Name: Steven A. Linton
Title: Senior Vice President

SIGNATURE PAGE – FIRST NATIONAL BANK OF ST. LOUIS
AMENDMENT TO LOAN AGREEMENT

FIRST NATIONAL BANK OF ST. LOUIS

By: /s/ Daniel G. Stephen
Printed Name: Daniel G. Stephen
Title: Executive Vice President

SIGNATURE PAGE – UFJ BANK
AMENDMENT TO LOAN AGREEMENT

UFJ BANK

By: /s/ John T. Feeney
Printed Name: John T. Feeney
Title: Vice President

SCHEDULE 1.01

Revolving Credit Commitments and Pro Rata Shares

Bank	Revolving Credit Commitment	Pro Rata Share

U.S. Bank National Association	$45,000,000	14.062500000000%
Southwest Bank of St. Louis	$36,800,000	11.500000000000%
Bank Hapoalim B.M.	$33,400,000	10.437500000000%
Comerica Bank	$31,600,000	9.875000000000%
The Bank of New York	$30,000,000	9.375000000000%
National City Bank of the Midwest	$30,000,000	9.375000000000%
Commerce Bank, National Association	$25,000,000	7.812500000000%
UFJ Bank	$25,000,000	7.812500000000%
Fifth Third Bank	$21,100,000	6.593750000000%
First Bank	$15,800,000	4.937500000000%
Regions Bank	$15,800,000	4.937500000000%
First National Bank of St. Louis	$10,500,000	3.281250000000%
TOTAL:	$320,000,000	100.000000000000%

SCHEDULE 2.02

Authorized Individuals

Douglas H. Yaeger, Chairman, President and Chief Executive Officer

Barry C. Cooper, Chief Financial Officer

Ronald L. Krutzman, Treasurer and Assistant Secretary

Lynn D. Rawlings, Assistant Treasurer

Denise T. Hicks, Senior Treasury Analyst